OCB Bancorp

IMPORTANT SPECIAL MEETING INFORMATION

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DESIGNATION (IF ANY)
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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., PST, on September 21, 2017.

Vote by Internet

- Go to **www.investorvote.com/OJCB**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Special Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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A Proposals — The Board of Directors recommends a vote FOR Proposals 1 and 2.

	For	Against	Abstain
1. **Approval of the Merger Agreement**. Approving the principal terms of an Agreement and Plan of Reorganization and Merger, dated April 24, 2017 (the "**merger agreement**") and the transactions contemplated therein pursuant by which OCB Bancorp will be merged with and into Sierra Bancorp; and OCB Bancorp's bank subsidiary, Ojai Community Bank will be merged with and into Sierra Bancorp's bank subsidiary, Bank of the Sierra; as more fully described in the accompanying proxy statement/prospectus dated August __, 2017.	☐	☐	☐
2. **Adjournments**. Approving any adjournment or postponement of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the merger agreement or for any other legally permissible purpose.	☐	☐	☐

3. **Other Business.** No other business may be conducted at the special meeting.

B Non-Voting Items

Change of Address — Please print new address below.

Meeting Attendance
Mark box to the right if you plan to attend the Special Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

(Please date this Proxy and sign your name as it appears on your stock certificates. Executors, administrators, trustees, etc., should give their full titles. All joint owners should sign.)

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

OCB Bancorp

PROXY — OCB BANCORP

SPECIAL MEETING OF SHAREHOLDERS

September __, 2017

The undersigned shareholder of OCB Bancorp ("**OCB**") hereby nominates, constitutes and appoints Donald Scanlin, John Russell and David Brubaker, and each of them, the attorney, agent, and proxy of the undersigned with full powers of substitution, to vote all stock of OCB which the undersigned is entitled to vote at the Special Meeting of Shareholders of OCB to be held at the head office of Ojai Community Bank (the "Bank"), 402 West Ojai Avenue, Ojai, California 93023, on September 21, 2017, at 5:30 p.m. (local time), and at any and all adjournments thereof as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows:

THE BOARD OF DIRECTORS OF OCB UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT AND "FOR" ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF THE MERGER PROPOSAL. THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN. IF NO INSTRUCTIONS ARE GIVEN, THE PROXY CONFERS AUTHORITY AND SHALL BE VOTED "FOR" PROPOSALS 1 AND 2.

PLEASE SIGN AND DATE THE OTHER SIDE

THIS PROXY IS SOLICITED ON BEHALF OF OCB'S BOARD OF DIRECTORS AND MAY BE REVOKED BY THE SHAREHOLDER DELIVERING IT PRIOR TO ITS EXERCISE BY FILING WITH THE SECRETARY OF OCB AN INSTRUMENT REVOKING THIS PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY APPEARING AT THE SPECIAL MEETING AND VOTING IN PERSON.